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                                                                     EXHIBIT 5.1



                     [LETTERHEAD OF BELL, BOYD & LLOYD]




                                 July 30, 1996


Einstein/Noah Bagel Corp.
1526 Cole Boulevard, Suite 200
Golden, Colorado 80401

          Re:    Registration Statement on Form S-1
                 ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-1, Registration No. 333-04725 (the "Registration Statement") relating to the registration of 3,530,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares"). An aggregate of 2,700,000 of the Shares are proposed to be issued and sold by the Company to a group of underwriters (the "Underwriters") for resale pursuant to a purchase agreement (the "Purchase Agreement"), and an additional 405,000 of the Shares may be issued and sold by the Company pursuant to over-allotment options granted to the Underwriters in the Purchase Agreement. Additionally, an aggregate of 425,000 of the Shares are proposed to be issued and sold to certain additional investors in a concurrent public offering (the "Concurrent Public Offering") to be made pursuant to certain purchase agreements (the "Concurrent Public Offering Purchase Agreements").

          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Shares and have examined the Registration Statement and such corporate and other records, documents, instruments, certificates, and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.


          Based on the foregoing, we are of the opinion that:

          1. The Company is a corporation duly incorporated in and validly existing under the laws of the State of Delaware.

          2. The Shares are legally authorized and, upon issuance and delivery thereof to the Underwriters in accordance with the terms of the Purchase Agreement and to certain additional investors in the Concurrent Public Offering in accordance with the Concurrent Public Offering Purchase
Agreements, and the receipt by the Company, in each case, of the purchase price therefor, will be legally issued, fully paid and non-assessable.
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Einstein/Noah Bagel Corp.
July 30, 1996
Page 2



         Our opinion expressed herein is limited to the laws of the State of Delaware and of the United States. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states in the United States or of any foreign jurisdiction to the sale of the Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                       Very truly yours,





                                      /s/ Bell, Boyd & Lloyd